Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Kodiak Oil & Gas Corp. of our report dated March 3, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado

September 20, 2013